UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 27, 2024
Direct Digital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41261	87-2306185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1310 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 402-1051
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	DRCT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements.

On December 27, 2024, Direct Digital Holdings, Inc. (the “Company”) entered into that certain Waiver and Fourth Amendment (the “EWB Amendment”) to Credit Agreement, dated July 7, 2023 (the “Existing Credit Agreement”), by and among East West Bank (“EWB”), as lender, and Direct Digital Holdings, LLC (“DDH LLC”), the Company, Huddled Masses LLC, Colossus Media, LLC and Orange142, LLC, as borrowers (collectively, “Borrowers”). Under the terms of the EWB Amendment, among other things, (1) the Borrowers made prepayments on the revolving credit notes under the Existing Credit Agreement equal to $5,000,000, consisting of (a) $4,000,000 from the proceeds of the LS Amendment (as defined below) and (b) $1,000,000 as the Borrowers’ out-of-pocket prepayment, (2) such prepayments were used to permanently reduce the commitment under the Existing Credit Agreement to $5,000,000, (3) the financial covenants under the Existing Credit Agreement were amended to implement a minimum unrestricted cash requirement of $750,000 at all times and to remove the minimum EBITDA covenant; and (4) EWB waived certain existing events of default related to the prior minimum EBITDA covenant. Additionally, the Borrowers are required to provide to EWB a weekly cash flow forecast, prepared on a cumulative, weekly roll forward basis through a thirteen (13) week projection period.

On December 27, 2024, DDH LLC, as borrower, entered into the Sixth Amendment and Waiver (the “LS Amendment”) to the Term Loan and Security Agreement, dated December 3, 2021 (the “2021 Credit Facility”) with the Company, Colossus Media, LLC, Huddled Masses LLC and Orange142, LLC, as guarantors, and Lafayette Square Loan Servicing, LLC (“LS”), as administrative agent, and the various lenders thereto. Under the terms of the LS Amendment, among other changes, LS extended a term loan equal to $6,000,000 (the “Sixth Amendment Term Loan”). LS and the Borrowers agreed to use (1) $4,000,000 out of the Sixth Amendment Term Loan to prepay the revolving credit notes under the Existing Credit Agreement as described above, and (2) $2,000,000 to fund an interest reserve under 2021 Credit Facility. The LS Amendment also (1) implements a minimum unrestricted cash requirement of $750,000 at all times and removes the minimum consolidated EBITDA, (2) requires LS’s prior written consent for certain permitted dividends, including dividends to the Company’s shareholders and (3) waives certain existing events of default related to minimum EBITDA covenants. Additionally, the Borrowers are required to provide to LS a weekly cash flow forecast, prepared on a cumulative, weekly roll forward basis through a thirteen (13) week projection period.

The foregoing description of the EWB Amendment and LS Amendment is not complete and is qualified in its entirety by the full text of the EWB Amendment and LS Amendment, respectively, a copy of which is filed herewith as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Since December 24, 2024, the end of the period covered by the most recent Report filed on any of Forms 8-K, 10-K or 10-Q by Direct Digital Holdings, Inc. (“Company”), through December 27, 2024, the Company sold 400,000 shares of its Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”) for an aggregate of $943,872 in cash consideration after an total discount of $39,328. From December 27, 2024 to December 31, 2024, the Company sold an additional 400,000 shares of its Class A Common Stock for an aggregate of $697,728 in cash consideration after an total discount of $29,072. This Form 8-K is being filed because the aggregate number of shares of Class A Common Stock sold in unregistered transactions exceeds five percent (5%) of the total number of such shares issued and outstanding as of December 24, 2024 and December 27, 2024, respectively.

The sales of Class A Common Stock referred to herein were made to New Circle Principle Investments LLC (“New Circle”) pursuant to the previously disclosed Equity Reserve Facility under the Share Purchase Agreement (the “Purchase Agreement”) with New Circle. In the Purchase Agreement, New Circle represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The securities referred to in this Current Report on Form 8-K were issued and sold in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1
Waiver and Fourth Amendment to Credit Agreement, dated December 27, 2024, by and among Direct Digital Holdings, Inc., Direct Digital Holdings, LLC, Colossus Media, LLC, Huddled Masses LLC, and Orange142, LLC, as borrowers, and East West Bank, as lender.

10.2
Sixth Amendment and Waiver to Term Loan and Security Agreement, dated December 27, 2024, by and between Direct Digital, LLC, as borrower, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc., as guarantors, and Lafayette Square Loan Servicing, LLC, as administrative agent, and the various lenders thereto.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 3, 2025 (Date)	Direct Digital Holdings, Inc. (Registrant)

/s/ MARK WALKER
Mark Walker Chief Executive Officer